Exhibit 99.1

Investor Contact: 1-800-FLOWERS.COM Joseph D. Pititto (516) 237-6131 invest@1800flowers.com	Media Contacts: 1-800-FLOWERS.COM Yanique Woodall (516) 237-6028 ywoodall@1800flowers.com

1-800-FLOWERS.COM® Completes Its Acquisition of Harry & David Holdings, Inc., Creating a Leading Floral and Gourmet Gift Retailer with More than $1.1 Billion in Annual Sales

•	Combines the world’s leading floral gifting brand and its existing family of gourmet gift brands with the iconic Harry & David® line of gift baskets, signature fruits and other gourmet gift items.

•	Acquisition is expected to be significantly accretive to the Company’s Fiscal 2015 EPS as well as add to its EBITDA and Free Cash Flow for the year.

Carle Place, NY, September 30, 2014 – 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS) (the “Company”), a leading multi-channel retailer of thoughtful gifts for all occasions, today announced the closing of its acquisition of Harry & David Holdings, Inc., (“Harry & David”) a leading specialty retailer and producer of branded premium gift-quality fruit, gourmet food products and other gifts marketed under the Harry & David®, Wolferman’s® and Cushman’s® brands.

Jim McCann, CEO of 1-800-FLOWERS.COM, Inc., said, “The addition of the iconic Harry & David name to our growing family of great gifting brands, helps extend our position as a leading, omni-channel provider of gifts that resonate with our customers, making us a destination for all of their celebratory occasions. This combination will propel our total annual revenues to more than $1.1 billion and offers numerous opportunities to accelerate our top and bottom-line growth going forward.”

McCann noted that the signature Harry & David® product offering includes its flagship Royal Riviera® pears, Fruit-of-the-Month Club® products, Tower of Treats® gifts, Moose Munch® caramel and chocolate popcorn snacks, Wolferman’s® specialty English muffins and other breakfast products, and Cushman’s® HoneyBells citrus gifts, among other gift products. “Combined with our expanded family of great gourmet gift brands, including: Fannie May, Cheryl’s, The Popcorn Factory, FruitBouquets, 1-800-Baskets.com and Stockyards.com, the acquisition of Harry & David will increase our revenues in the gourmet food gift space to nearly $650 million, making us a leading player in this growing, multi-billion dollar category.”

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The acquisition includes Harry & David’s brands and websites as well as its headquarters, manufacturing and distribution facilities and orchards in Medford, Oregon, a warehouse and distribution facility in Hebron, Ohio and 48 Harry & David retail stores located throughout the country.

To fund the all-cash deal, the Company has entered into a new credit facility, led by JP Morgan Chase Bank, N.A. and Wells Fargo Bank. N.A., consisting of a $142.5 million five-year term loan and a co-terminus $200 million revolving credit line to be used for working capital and other business needs.  Borrowings under the new credit facility will be at an interest rate of LIBOR plus a range of 175-to-250 basis points, based on the Company’s leverage ratio.  Also participating in the new bank facility are, Bank of America, N.A., Capital One, N.A., Citibank, N.A., TD Bank, N.A., KeyBank, National Association, MUFG Union Bank, N.A, BBVA Compass and HSBC Bank USA, N.A.  All borrowings under the new credit facility are guaranteed by the material subsidiaries of the Company and secured by assets and stock of its subsidiaries.

McCann noted that the senior management team of Harry & David, led by Craig Johnson, is remaining with the company. “One of the most valuable assets that we are getting with this acquisition is Harry & David’s talented and passionate team of associates in Medford, Oregon and in the company’s facilities around the country.  This team has done a remarkable job over the past several years of rebuilding the iconic Harry & David brand and driving both top and bottom-line growth in a challenging consumer environment.  We are looking forward to building on that success as we combine our operations and leverage our business platforms to drive enhanced shareholder value.”

Revised Guidance:

Based on the addition of the Harry & David business, the Company is providing revised guidance for its expected top and bottom-line results for Fiscal 2015:

•	Regarding revenues:

o	The Company now anticipates generating total net revenues from continuing operations in excess of $1.1 billion for fiscal 2015.

o
Reflecting the highly seasonal nature of the Harry & David business (which has historically generated the majority of its revenues and all of its profits during the key, calendar-year-end holiday season) the Company now anticipates that the current fiscal second quarter, ending December 28, 2014, will represent approximately 46-to-50 percent of total revenues for the fiscal year.

•	Regarding bottom-line results:

o
The Company now anticipates generating Adjusted EBITDA of approximately $90 million for fiscal 2015 (excluding transaction costs and purchase accounting adjustments related to the Harry & David acquisition and the impact of stock-based compensation).

o
 Adjusted EPS for the year is now expected to be in a range of $0.45-to-$0.50 per fully-diluted share (excluding the aforementioned transaction-related costs and purchase accounting adjustments, but including the impact of stock-based compensation).

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o
The new guidance for fiscal 2015 top and bottom-line results does not include Harry & David’s results for the fiscal first quarter of the year which is typically their lowest in terms of revenues and includes a substantial bottom-line loss. This reflects the seasonality of the Harry & David business and the timing of the close of the acquisition at the start of the Company’s current fiscal second quarter.

McCann noted that the acquisition of Harry & David is significantly accretive to the Company’s top and bottom line results before including any potential benefits from operating or revenue generating synergies.  “We believe there are a number of complimentary and highly leveragable assets resulting from this acquisition that will provide additional opportunities for both revenue growth and operational efficiencies. We plan to identify and pursue these opportunities when we begin our full integration efforts after completing the upcoming, key holiday season,” he said.

Wells Fargo Securities served as exclusive financial advisor to 1-800-FLOWERS.COM, Inc. and Centerview Partners, LLC and Piper Jaffray & Co. served as co-exclusive financial advisors to Harry & David Holdings, Inc.  Cahill Gordon & Reindel LLP and Jones Day served as legal counsel for 1-800-FLOWERS.COM, Inc. and Harry & David Holdings, Inc., respectively.

About 1-800-FLOWERS.COM, Inc.
1-800-FLOWERS.COM, Inc. is the world’s leading florist and gift shop. For more than 35 years, 1-800-FLOWERS® (1-800-356-9377 or www.1800flowers.com) has been helping deliver smiles for our customers with gifts for every occasion, including fresh flowers and the finest selection of plants, gift baskets, gourmet foods, confections, candles, balloons and plush stuffed animals. As always, our 100% Smile Guarantee backs every gift.  1-800-FLOWERS.COM has been honored in Internet Retailer’s “Hot 500 Guide” for 2013. The 1-800-FLOWERS.COM mobile commerce site was recognized with a Gold Award in the Ecommerce/Shopping category of the 2012 Horizon Interactive Awards. 1-800-FLOWERS.COM was also named by the E-Tailing Group as one of only nine online retailers out of 100 benchmarked to meet the criteria for Excellence in Online Customer Service in 2011. The Company’s BloomNet® international floral wire service (www.mybloomnet.net) provides a broad range of quality products and value-added services designed to help professional florists grow their businesses profitably. The Company’s Gourmet Foods and Gift Baskets offering includes gifts such as popcorn and specialty treats from: The Popcorn Factory® (1-800-541-2676 or www.thepopcornfactory.com); cookies and baked gifts from Cheryl’s® (1-800-443-8124 or www.cheryls.com); premium chocolates and confections from Fannie May® confections brands (www.fanniemay.com and www.harrylondon.com); gift baskets and towers from 1-800-Baskets.com® (www.1800baskets.com); carved fresh fruit arrangements from FruitBouquets.comsm (www.fruitbouquets.com); top quality steaks and chops from Stock Yards® (www.stockyards.com). The Company’s Celebrations® brand (www.celebrations.com) is a leading online destination for party planning ideas and tips and its FineStationery.com® (www.finestationery.com) brand provides premium branded customizable invitations and personal stationery for all occasions.        1-800- FLOWERS.COM, Inc. is involved in a broad range of corporate social responsibility initiatives including continuous expansion and enhancement of its environmentally-friendly “green” programs as well as various philanthropic and charitable efforts. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS.

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About Harry & David
80 years ago, Harry and David Holmes turned their extraordinary pears into the perfect gourmet gift. You can still send Harry & David’s Royal Riviera® Pears as well as many other high- quality fresh fruits, handpicked to exacting standards in 19 local orchards and in many other orchards around the world. Harry & David makes it easy to send gourmet gift baskets and edible fruits in addition to many flavors of Moose Munch® Popcorn, chocolate dipped pears, truffles and much more, most of which are made in
Harry & David’s own kitchens from recipes honed over time. Harry & David hand-packs its gift baskets and exclusively designed gift boxes and tops them off with a hand-tied bow. These great gifts are then shipped to arrive on time, in perfect condition; guaranteed. Through Harry & David’s stores, wholesale, catalogs and websites, all of its gourmet food and gifts, including its Cushman’s and Wolferman’s brands, are designed for festive occasions, entertaining and enjoyment throughout the year.

Special Note Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,”  or similar words or phrases.  These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward- looking statements, including, among others: its ability to achieve the stated expectation of accretive top and bottom-line results related to the acquisition of Harry & David including the Company’s ability to achieve its new guidance for revenue, Adjusted EBITDA, Adjusted EPS and Free Cash Flow; its ability to manage the significantly increased seasonality of its business; its ability to cost effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether as a result of new information, future events or otherwise, made in this release or in any of its SEC filings except as may be otherwise stated by the Company. For a more detailed description of these and other risk factors, and a list of definitions of non-GAAP terms, including EBITDA and Free Cash Flow, among others, please refer to the Company’s SEC filings including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.  Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties.

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